Exhibit 99.1

CONTACTS:
Tapestry, Inc.
Analysts and Investors:
Christina Colone
Global Head of Investor Relations
212/946-7252
ccolone@tapestry.com
Media:
Jennifer Leemann
Global Head of Communications
212/631-2797
jleemann@tapestry.com

TAPESTRY, INC. REPORTS FISCAL 2026 THIRD QUARTER RESULTS AND RAISES FULL YEAR OUTLOOK

Achieved Double-Digit Revenue, Operating Profit, and EPS
Growth, Exceeding Expectations

•	Delivered Revenue of $1.9 Billion, an Increase of 21% Versus Prior Year (+19% Constant Currency)

•	Achieved Pro Forma Revenue Growth of 25% (+23% Constant Currency) Led by a 31% (+29% Constant Currency) Gain at the Coach Brand

•	Drove Operating Margin Expansion of 630 Basis Points on a GAAP Basis and 490 Basis Points on a Non-GAAP Basis Fueled by a Gross Margin Increase and SG&A Leverage

•	Achieved GAAP Diluted EPS of $1.65, up 74% Versus Prior Year, and Non-GAAP Diluted EPS of $1.66, an Increase of 62% Versus Prior Year

•	On Track to Return $1.6 Billion to Shareholders in Fiscal Year 2026, an Increase Versus Prior Guidance, Driven by Strong Balance Sheet and Robust Cash Flow Generation

•	Raises Fiscal Year 2026 Revenue, Operating Margin, EPS and Cash Flow Outlook

Link to Download Tapestry’s Q3 Earnings Presentation, Including Brand Highlights

New York, May 7, 2026 – Tapestry, Inc. (NYSE: TPR), a house of iconic accessories and lifestyle brands, consisting of Coach and kate spade new york, today reported results for the fiscal third quarter ended March 28, 2026.

10 HUDSON YARDS, NEW YORK, NY 10001 TELEPHONE 212 594 1850 FAX 212 594 1682 WWW.TAPESTRY.COM

Joanne Crevoiserat, Chief Executive Officer of Tapestry, Inc., commented:

“Our third quarter outperformance reflects the compounding benefits of our Amplify strategy, as we bring creativity, craftsmanship, and value to more consumers around the world.   With disciplined execution and the consumer at the center of everything we do, we are translating insights into action at scale, fueling meaningful growth, expanding margins, and enduring brand desire.  From this position of strength, we move confidently into the future with significant opportunity ahead.  We are raising our outlook for the fiscal year, underscoring the power of Tapestry and our commitment to driving durable growth and long-term shareholder value.”

Tapestry, Inc. Fiscal 2026 Third Quarter Financial Highlights (Unaudited) – in USD millions except per share data

	Quarter Ended
	March 28, 2026	March 29, 2025	Change	Constant Currency % Change

Net sales	1,920.6	1,584.6	21%	19%
Pro Forma Net sales[1]	1,920.6	1,538.4	25%	23%

Gross profit	1,476.5	1,205.8	22%
Gross margin	76.9%	76.1%	80 bps
Non-GAAP Gross profit[2]	1,476.5	1,205.8	22%
Non-GAAP Gross margin[2]	76.9%	76.1%	80 bps

Operating income	427.5	253.7	69%
Operating margin	22.3%	16.0%	630 bps
Non-GAAP Operating income[2]	430.1	277.3	55%
Non-GAAP Operating margin[2]	22.4%	17.5%	490 bps

Earnings per diluted share	1.65	0.95	74%
Non-GAAP Earnings per diluted share[2]	1.66	1.03	62%

1 Pro forma Net sales and related growth rates exclude Net sales of the Stuart Weitzman Business on a reported and constant currency basis, in both periods presented. Refer to Schedule 2.
2 Refer to Schedule 3 for reconciliation between GAAP and Non-GAAP measures.

Summary of Pro Forma Revenue Information (Unaudited) – in USD millions

		% Change
	Quarter Ended March 28, 2026	Reported	Constant Currency
Brand
Coach	1,701.0	31%	29%
Kate Spade	219.6	(10)%	(11)%

Region[1]
North America	1,101.7	20%	20%
Greater China[2]	432.2	61%	55%
Japan	123.9	(10)%	(10)%
Other Asia[2]	116.3	24%	16%
Europe	118.6	31%	21%
Other[2]	27.9	(3)%	(3)%

Tapestry Pro Forma	1,920.6	25%	23%

1 Pro forma Net sales and related growth rates exclude Net sales of the Stuart Weitzman Business on a reported and constant currency basis. Refer to Schedule 2.
2 Refer to "About Tapestry, Inc." section below for countries included within each region.

Tapestry, Inc. Fiscal 2026 Third Quarter Strategic Highlights

Tapestry advanced its Amplify growth strategy, which is focused on four key pillars that underpin durable growth:

•	Build Emotional Connection with Consumers
•	Fuel Fashion Innovation and Product Excellence
•	Deliver Compelling Experiences to Drive Global Growth
•	Ignite the Power of our People

This strategy is driving the Company’s results today and continues to expand its competitive advantages into the future.

Highlights from the fiscal third quarter included:

•
Acquired over 2.4 million new customers globally, led by a growing number of Gen Z consumers versus prior year, which represented over 35% of new customers; further, demand from existing customers also increased, demonstrating broad-based traction and an ability to consistently attract and retain new generations of consumers in a large TAM;

•
Accelerated growth in core leathergoods offering, led by strong handbag revenue gains at Coach, where handbag units rose more than 20% and AUR increased at a low-double-digit rate; this reflects healthy and diversified drivers of growth as well as the craftsmanship and value offered to consumers at scale – a fundamental strength of the business;

•
Drove double-digit growth across key markets, outperforming expectations, highlighted by pro forma constant currency gains in North America (+20%), Europe (+21%), and total APAC (+30%), including Greater China (+55%); delivered Coach brand growth of 29% in constant currency;

•
Increased total direct-to-consumer revenue by 23% on a pro forma constant currency basis, led by strong digital growth of approximately 25% and over 20% growth in global brick and mortar sales with increasing profitability across channels, showcasing the power of Tapestry’s data-driven and agile business model.

Overall, Tapestry delivered double-digit top and bottom-line increases in the quarter, demonstrating the Company’s structural advantages and drivers of sustainable growth and value creation.

Shareholder Return Programs

Given Tapestry’s strong operational results, robust balance sheet, significant free cash flow generation, and outlook for growth, the Company now expects to return $1.6 billion, which is approximately 100 percent of its anticipated adjusted free cash flow, to shareholders through dividends and share repurchases in Fiscal 2026.  This represents an increase from its previous outlook of $1.5 billion.   Programs include:

•
Dividend: The Company’s Board of Directors declared a quarterly cash dividend of $0.40 per common share payable on June 22, 2026 to shareholders of record as of the close of business on June 5, 2026.  This results in an annual dividend of $1.60 per share in Fiscal 2026, as anticipated.

•
Share Repurchases: Tapestry now expects to buy back approximately $1.3 billion in common stock in Fiscal 2026 under the Company’s existing stock repurchase authorization, an increase from its prior outlook of $1.2 billion. During the fiscal third quarter, the Company spent $150 million to repurchase approximately 1.05 million shares of its common stock at an average cost of approximately $143 per share.  On a year-to-date basis through the fiscal third quarter, the Company spent a total of $1.05 billion to repurchase approximately 9.3 million shares at an average share price of approximately $112.

Non-GAAP Reconciliation

During the fiscal third quarter of 2026, Tapestry recorded certain items that decreased the Company’s operating income by $3 million, net income by $2 million, and earnings per diluted share by $0.01.

Please note that the divestiture of Stuart Weitzman was completed on August 4, 2025.  The brand’s results for the period under ownership in Fiscal 2026 are included in fiscal 2026 first quarter GAAP and year-to-date results and excluded from year-to-date non-GAAP results.

Please refer to the Financial Schedules included herein for a full reconciliation of the Company’s reported GAAP to non-GAAP results.

Overview of Fiscal 2026 Third Quarter Financial Results

•
Net sales totaled $1.92 billion, representing 21% growth versus prior year on a nominal basis and 19% growth on a constant currency basis.  Excluding the impact of Stuart Weitzman, pro forma net sales growth was 25% on a nominal basis and 23% on a constant currency basis. FX represented a tailwind of 220 basis points on a reported basis and 230 basis points on a pro forma basis in the quarter.

•
Gross profit totaled $1.48 billion, while gross margin was 76.9%. This compared to prior year gross profit of $1.21 billion, representing a gross margin of 76.1%. The 80 basis point increase in gross margin was driven by operational improvements of approximately 190 basis points as well as a favorable impact from the divestiture of Stuart Weitzman of 70 basis points, partially offset by a negative tariff and duty impact of 180 basis points.

•
SG&A expenses totaled $1.05 billion and represented 54.6% of sales on a GAAP basis. On a non-GAAP basis, SG&A expenses totaled $1.05 billion and represented 54.5% of sales. In the prior year period, SG&A expenses totaled $952 million and represented 60.1% of sales on a GAAP basis and totaled $929 million and represented 58.6% of sales on a non-GAAP basis. Non-GAAP SG&A leveraged by 410 basis points, even as marketing investment increased by 160 basis points in the quarter.

•
Operating income was $428 million on a GAAP basis, while operating margin was 22.3%.  On a non-GAAP basis, operating income was $430 million, while operating margin was 22.4%. This compared to the prior year GAAP operating income of $254 million and an operating margin of 16.0% and non-GAAP operating income of $277 million and an operating margin of 17.5%. The 490 basis point increase in non-GAAP operating margin included an 80 basis point favorable impact from the divestiture of Stuart Weitzman.

•	Net interest expense was $13 million versus prior year net interest expense of $15 million.

•	Other income was $2 million versus other income of $1 million in the prior year.

•
Net income was $344 million, with earnings per diluted share of $1.65 on a GAAP basis.  On a non-GAAP basis, net income was $346 million, with earnings per diluted share of $1.66.  In the prior year period, net income was $203 million, with earnings per diluted share of $0.95 on a GAAP basis.  On a non-GAAP basis, net income in the prior year was $220 million, with earnings per diluted share of $1.03.  The tax rate for the quarter was 17.4% on a GAAP basis and non-GAAP basis.  In the prior year, the tax rate was 14.9% on a GAAP basis and 16.4% on a non-GAAP basis.

Balance Sheet and Cash Flow Highlights

•
Cash, cash equivalents and short-term investments totaled $1.07 billion and total borrowings outstanding were $2.38 billion.  The Company’s leverage ratio, based on gross debt to adjusted EBITDA, was 1.1x as of the end of the fiscal quarter.

•	Inventory was $844 million as of the end of the fiscal quarter versus ending inventory of $874 million in the prior year period.

•
Cash flow from operating activities for the fiscal third quarter was an inflow of $263 million compared to an inflow of $144 million in the prior year. On a year-to-date basis, cash flow from operating activities was an inflow of $1.46 billion compared to an inflow of $770 million in the prior year. Adjusted free cash flow for the fiscal third quarter was an inflow of $229 million compared to an inflow of $118 million in the prior year. On a year-to-date basis, adjusted free cash flow was an inflow of $1.37 billion compared to an inflow of approximately $930 million in the prior year.

•
CapEx and implementation costs related to Cloud Computing for the fiscal third quarter were $50 million versus $36 million a year ago. On a year-to-date basis, CapEx and implementation costs related to Cloud Computing were $143 million versus $105 million a year ago.

Financial Outlook

Tapestry is raising its Fiscal 2026 outlook, incorporating the Company’s fiscal third quarter outperformance as well as an increased outlook for the fiscal fourth quarter.  The following outlook is provided on a non-GAAP basis:

•
Revenue in the area of $7.95 billion, representing reported growth of approximately 14% versus prior year on a nominal basis and 13% in constant currency; excluding Stuart Weitzman, pro forma revenue is expected to grow approximately 17% on a nominal basis and 16% in constant currency.  Foreign currency is expected to be an 80-basis point benefit to topline results in the fiscal year.  This is above prior guidance for revenue to be over $7.75 billion;

•
Operating margin of approximately 23%, representing expansion of approximately 300 basis points versus prior year.  This is above previous guidance for an increase of approximately 180 basis points versus prior year.  Based on the strength of the underlying business, the Company expects to more than offset a negative tariff and duty headwind of approximately 120 basis points, resulting in both gross margin expansion and SG&A leverage anticipated for Fiscal 2026;

•	Net interest expense of approximately $60 million, compared to prior guidance of approximately $65 million;

•	Tax rate of approximately 17.5%, compared to prior guidance of approximately 17%;

•	Weighted average diluted share count of approximately 210 million, compared to prior guidance of approximately 211 million;

•	Earnings per diluted share in the area of $6.95, representing growth of over 35% versus prior year, and exceeding previous guidance of $6.40 to $6.45;

•	Adjusted free cash flow approaching $1.6 billion, an increase from prior guidance of in the area of $1.5 billion.

Please note this outlook:

•	Embeds U.S. trade policies as of May 1, 2026 and current global tax policies, including the impact of OECD’s Pillar Two guidance;

•	Includes foreign currency exchange rates using spot rates at the time of forecast;

•	Assumes no material worsening of inflationary pressures or consumer confidence;

•
Excludes one-time costs associated with the sale of Stuart Weitzman, which closed on August 4, 2025, as well as the brand’s results for the period under ownership in Fiscal 2026.  The exclusion of Stuart Weitzman is expected to be immaterial to operating profit and earnings per diluted share in the fiscal year; and

•	Excludes non-recurring costs associated with the Company’s organizational efficiency efforts.

Given the dynamic nature of these and other external factors, financial results could differ materially from the outlook provided.

Financial Outlook - Non-GAAP Adjustments:

The Company is not able to provide a full reconciliation of the non-GAAP financial measures to GAAP presented in this release and on the Company’s conference call because certain material items that impact these measures have not yet occurred and cannot be reasonably estimated at this time. Accordingly, a reconciliation of the Company’s non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Conference Call Details

The Company will host a conference call to review these results at 8:00 a.m. (ET) today, May 7, 2026.  Interested parties may listen to the conference call via live webcast by accessing www.tapestry.com/investors or calling 1-866-847-4217 or 1-203-518-9845 and providing the Conference ID 3533756.  A telephone replay will be available starting at 12:00 p.m. (ET) today for a period of five business days. To access the telephone replay, call 1-800-283-4641 or 1-402-220-0851. A webcast replay of the earnings conference call will also be available for five business days on the Tapestry website.  In addition, presentation slides have been posted to the Company’s website at www.tapestry.com/investors.

Upcoming Events

The Company expects to report fiscal 2026 fourth quarter and full year results on Thursday, August 13, 2026.

To receive notification of future announcements, please register at www.tapestry.com/investors ("Subscribe to E-Mail Alerts").

About Tapestry, Inc.

Our global house of iconic accessories and lifestyle brands unites the magic of Coach and kate spade new york. Together, we stretch what’s possible – advancing brands further than they could go alone, expanding their reach to new geographies and generations. Inspired by our consumers, we create experiences and products that build lasting brand love and elevate everyday life. To learn more about Tapestry, please visit www.tapestry.com. For important news and information regarding Tapestry, visit the Investor Relations section of our website at www.tapestry.com/investors. In addition, investors should continue to review our news releases and filings with the SEC. We use each of these channels of distribution as primary channels for publishing key information to our investors, some of which may contain material and previously non-public information. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, the statements under  “Financial Outlook,” statements regarding long-term performance, statements regarding the Company’s capital deployment plans, including anticipated annual dividend rates and share repurchase plans, and statements that can be identified by the use of forward-looking terminology such as "may," “can,” “if,” "continue," “assumes,” "should," "expect," “confidently,” “trends,” “anticipate,” "intend," "estimate," “on track,” “future,” “plan,” “potential,” “position,” “create,” “build,” “fuel,” “deliver,” “ignite,” “grow,” “believe,” “will,” “uncertain,” “achieve,” “strategic,”  “growth,” "guidance," "forecast," “outlook,” “commitment,” “innovation,” “drive,” “leverage,” “generate,” “effort,”  “approaching,” “expanding,” “enduring,” “opportunity,” “long-term,” “durable growth” “Amplify strategy,” “we stretch what’s possible,” similar expressions, and variations or negatives of these words. They include, without limitation, statements regarding future anticipated capital expenditures. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of international trade disputes and the risks associated with potential changes to international trade agreements, including the imposition or threat of imposition of new or increased tariffs or retaliatory tariffs implemented by countries where our manufacturers are located as well as the imposition of additional duties on the products we import, economic conditions, recession and inflationary measures, risks associated with operating in international markets, including currency fluctuations and changes in economic or political conditions in the markets where we sell or source our products, the ability to anticipate consumer preferences and retain the value of our brands and respond to changing fashion and retail trends in a timely manner, including our ability to execute on our e-commerce and digital strategies, the impact of tax and other legislation, the ability to successfully implement the initiatives under our 2028 Amplify growth strategy, the effect of existing and new competition in the marketplace, our ability to successfully identify and implement any sales, acquisitions or strategic transactions on attractive terms or at all, including our sale of the Stuart Weitzman Business, our ability to achieve intended benefits, cost savings and synergies from acquisitions, our ability to control costs, the effect of seasonal and quarterly fluctuations on our sales or operating results; the risk of cybersecurity threats and privacy or data security breaches, our ability to satisfy our outstanding debt obligations or incur additional indebtedness, the risks associated with climate change and other corporate responsibility issues, our ability to protect against infringement of our trademarks and other proprietary rights, and the impact of pending and potential future legal proceedings, etc. In addition, purchases of shares of the Company’s common stock will be made subject to market conditions and at prevailing market prices. Please refer to the Company’s latest Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Management utilizes non-GAAP and constant currency measures to conduct and evaluate its business during its regular review of operating results for the periods affected and to make decisions about Company resources and performance. The Company believes presenting these non-GAAP measures, which exclude items that are not comparable from period to period, is useful to investors and others in evaluating the Company’s ongoing operating and financial results in a manner that is consistent with management’s evaluation of business performance and understanding how such results compare with the Company’s historical performance. Additionally, the Company believes presenting these metrics on a constant currency basis will help investors and analysts to understand the effect of significant year-over-year foreign currency exchange rate fluctuations on these performance measures and provide a framework to assess how business is performing and expected to perform excluding these effects.

The Company reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). The Company's management does not, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Further, the non-GAAP measures utilized by the Company may be unique to the Company, as they may be different from non-GAAP measures used by other companies.

The Company operates on a global basis and reports financial results in U.S. dollars in accordance with GAAP. Percentage increases/decreases in net sales for the Company and each segment have been presented both including and excluding currency fluctuation effects from translating foreign-denominated sales into U.S. dollars and compared to the same periods in the prior quarter and fiscal year. The Company calculates constant currency net sales results by translating current period net sales in local currency using the prior year period’s currency conversion rate. Due to the sale of Stuart Weitzman on August 4, 2025, the Company presents Pro forma sales and related growth rates, which exclude Stuart Weitzman’s Net sales from both the current and prior year periods. In the Summary of Pro Forma Revenue Information table, Greater China includes mainland China, Taiwan, Hong Kong SAR, and Macao SAR. Other Asia includes Malaysia, Australia, South Korea, Singapore, and other countries primarily within Asia. Other primarily represents royalties earned from the Company's licensing partners and sales in the Middle East.

The Company presents certain non-GAAP measures, including segment operating income (loss), segment SG&A expenses, SG&A expense ratio, operating margin, Operating Income (loss), Loss on extinguishment of debt, Interest expense, Other expense (income), Provision for income taxes, Net income (loss) and Net Income (loss) per diluted common share, which exclude items affecting comparability such as acquisition and divestiture costs and organizational efficiency costs, as applicable. A reconciliation to the most directly comparable GAAP measures is provided in the tables accompanying this release.

The Company also presents Adjusted Free Cash Flow, which is a non-GAAP measure, and is calculated by taking Net cash provided by (used in) operating activities less Purchases of property and equipment, plus Items affecting comparability of Acquisition and Divestiture Costs and Organizational Efficiency Costs, to the extent they were cash in nature and recorded through SG&A, and Changes in operating assets and liabilities of items affecting comparability.  The Company believes that Adjusted Free Cash Flow is an important liquidity measure of the cash that is available after capital expenditures for operational expenses, investment in our business and items affecting comparability. The Company believes that Adjusted Free Cash Flow is useful to investors because it measures the Company’s ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth and return capital to stockholders.

The Company also presents Leverage Ratio, which is a non-GAAP metric, and is calculated as total debt, which includes Current debt and Long-term debt, divided by the trailing twelve months Adjusted EBITDA. Adjusted EBITDA is calculated as Net Income (Loss), excluding, Interest expense, net; Provision for income taxes; Depreciation and amortization; Cloud computing amortization; Share-based compensation; and Items affecting comparability including Acquisition and Divestiture Costs, Organizational Efficiency Costs and Impairment. The Company believes that the Leverage Ratio is an important metric to assess the strength of our balance sheet and credit quality and as a metric showing our commitment to our Investment Grade rating.

Schedule 1: Consolidated Statements of Operations
TAPESTRY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Quarter and Nine Months Ended March 28, 2026 and March 29, 2025
(in millions, except per share data)
	(unaudited)		(unaudited)
	QUARTER ENDED		NINE MONTHS ENDED
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025

Net sales	$1,920.6	$1,584.6	$6,127.6	$5,287.5
Cost of sales	444.1	378.8	1,462.2	1,313.7
Gross profit	1,476.5	1,205.8	4,665.4	3,973.8
Selling, general and administrative expenses	1,049.0	952.1	3,193.3	2,975.3
Operating income (loss)	427.5	253.7	1,472.1	998.5
Loss on extinguishment of debt	—	—	—	120.1
Interest expense, net	13.1	15.4	43.3	70.6
Other expense (income)	(1.6)	(0.8)	(3.0)	(2.3)
Income (loss) before provision for income taxes	416.0	239.1	1,431.8	810.1
Provision (benefit) for income taxes	72.2	35.8	251.9	109.8
Net income (loss)	$343.8	$203.3	$1,179.9	$700.3
Net income (loss) per share:
Basic	$1.70	$0.98	$5.76	$3.19
Diluted	$1.65	$0.95	$5.58	$3.12
Shares used in computing net income (loss) per share:
Basic	202.5	207.3	204.9	219.5
Diluted	208.3	213.9	211.3	224.8

Schedule 2:  Detail to Net Sales
TAPESTRY, INC.
DETAIL TO NET SALES
For the Quarter and Nine Months Ended March 28, 2026 and March 29, 2025
(in millions)
(unaudited)
	QUARTER ENDED
	March 28, 2026	March 29, 2025	% Change	Constant Currency % Change

Coach	$1,701.0	$1,293.5	31%	29%
Kate Spade	219.6	244.9	(10)%	(11)%
Stuart Weitzman	—	46.2	NM	NM
Total Tapestry	$1,920.6	$1,584.6	21%	19%
Total Tapestry Pro Forma[1]	$1,920.6	$1,538.4	25%	23%

	NINE MONTHS ENDED
	March 28, 2026	March 29, 2025	% Change	Constant Currency % Change

Coach	$5,273.2	$4,173.4	26%	25%
Kate Spade	839.8	944.5	(11)%	(12)%
Stuart Weitzman	14.6	169.6	(91)%	(91)%
Total Tapestry	$6,127.6	$5,287.5	16%	15%
Total Tapestry Pro Forma[1]	$6,113.0	$5,117.9	19%	19%

[1]	Pro Forma Net sales and related growth rates exclude Net sales of the Stuart Weitzman Business on a reported and constant currency basis.

Schedules 3 & 4: Consolidated Segment Data and GAAP to Non-GAAP Reconciliation
TAPESTRY, INC.
GAAP TO NON-GAAP RECONCILIATION
(in millions, except per share data)
(unaudited)

	For the Quarter Ended March 28, 2026				For the Nine Months Ended March 28, 2026
	Items Affecting Comparability				Items Affecting Comparability
	GAAP Basis (As Reported)	Acquisition and Divestiture Costs (*)	Organizational Efficiency Costs (**)	Non-GAAP Basis (Excluding Items)	GAAP Basis (As Reported)	Acquisition and Divestiture Costs (*)	Organizational Efficiency Costs (**)	Non-GAAP Basis (Excluding Items)

Gross Profit
Coach	1,339.0	—	—	1,339.0	4,134.0	—	—	4,134.0
Kate Spade	137.5	—	—	137.5	523.7	—	—	523.7
Stuart Weitzman[1]	—	—	—	—	7.7	7.7	—	—
Gross profit	$1,476.5	$—	$—	$1,476.5	$4,665.4	$7.7	$—	$4,657.7

SG&A expenses
Coach	743.8	—	0.1	743.7	2,204.9	—	1.3	2,203.6
Kate Spade	158.2	—	—	158.2	522.5	—	0.5	522.0
Stuart Weitzman	—	—	—	—	8.7	8.7	—	—
Corporate	147.0	(3.0)	5.5	144.5	457.2	9.9	19.0	428.3
SG&A expenses	$1,049.0	$(3.0)	$5.6	$1,046.4	$3,193.3	$18.6	$20.8	$3,153.9

Operating income (loss)
Coach	595.2	—	(0.1)	595.3	1,929.1	—	(1.3)	1,930.4
Kate Spade	(20.7)	—	—	(20.7)	1.2	—	(0.5)	1.7
Stuart Weitzman	—	—	—	—	(1.0)	(1.0)	—	—
Corporate	(147.0)	3.0	(5.5)	(144.5)	(457.2)	(9.9)	(19.0)	(428.3)
Operating income (loss)	$427.5	$3.0	$(5.6)	$430.1	$1,472.1	$(10.9)	$(20.8)	$1,503.8

Interest expense, net	13.1	—	—	13.1	43.3	(0.1)	—	43.4
Other (income) expense	(1.6)	—	—	(1.6)	(3.0)	0.1	—	(3.1)

Provision for income taxes	72.2	0.5	(0.9)	72.6	251.9	(0.8)	(3.0)	255.7
Net income (loss)	$343.8	$2.5	$(4.7)	$346.0	$1,179.9	$(10.1)	$(17.8)	$1,207.8
Net income (loss) per diluted common share	$1.65	$0.01	$(0.02)	$1.66	$5.58	$(0.05)	$(0.09)	$5.72

1 For the first nine months of fiscal 2026, prior to the completion of the sale on August 4, 2025, Stuart Weitzman Net sales were $14.6 million and Cost of sales were $6.9 million.
(*) Relates to costs incurred by the Company in connection with the divestiture of the Stuart Weitzman Business.
(**) Relates to organizational efficiency costs, primarily related to technology costs and severance costs.

TAPESTRY, INC.
GAAP TO NON-GAAP RECONCILIATION
(in millions, except per share data)
(unaudited)
	For the Quarter Ended March 29, 2025				For the Nine Months Ended March 29, 2025
	Items Affecting Comparability				Items Affecting Comparability
	GAAP Basis (As Reported)	Acquisition and Divestiture Costs (*)	Organizational Efficiency Costs (**)	Non-GAAP Basis (Excluding Items)	GAAP Basis (As Reported)	Acquisition and Divestiture Costs (*)	Organizational Efficiency Costs (**)	Non-GAAP Basis (Excluding Items)

Gross Profit
Coach	1,018.5	—	—	1,018.5	3,252.9	—	—	3,252.9
Kate Spade	163.2	—	—	163.2	626.4	—	—	626.4
Stuart Weitzman	24.1	—	—	24.1	94.5	—	—	94.5
Gross profit	$1,205.8	$—	$—	$1,205.8	$3,973.8	$—	$—	$3,973.8

SG&A expenses
Coach	598.4	—	—	598.4	1,825.3	—	—	1,825.3
Kate Spade	163.2	—	2.8	160.4	531.4	—	2.8	528.6
Stuart Weitzman	29.7	0.6	—	29.1	108.5	0.6	—	107.9
Corporate	160.8	18.0	2.2	140.6	510.1	106.8	2.2	401.1
SG&A expenses	$952.1	$18.6	$5.0	$928.5	$2,975.3	$107.4	$5.0	$2,862.9

Operating income (loss)
Coach	420.1	—	—	420.1	1,427.6	—	—	1,427.6
Kate Spade	—	—	(2.8)	2.8	95.0	—	(2.8)	97.8
Stuart Weitzman	(5.6)	(0.6)	—	(5.0)	(14.0)	(0.6)	—	(13.4)
Corporate	(160.8)	(18.0)	(2.2)	(140.6)	(510.1)	(106.8)	(2.2)	(401.1)
Operating income (loss)	$253.7	$(18.6)	$(5.0)	$277.3	$998.5	$(107.4)	$(5.0)	$1,110.9

Loss on extinguishment of Debt	—	—	—	—	120.1	119.4	—	0.7
Interest expense, net	15.4	—	—	15.4	70.6	60.2	—	10.4

Provision for income taxes	35.8	(5.7)	(1.4)	42.9	109.8	(79.3)	(1.4)	190.5
Net income (loss)	$203.3	$(12.9)	$(3.6)	$219.8	$700.3	$(207.7)	$(3.6)	$911.6
Net income (loss) per diluted common share	$0.95	$(0.06)	$(0.02)	$1.03	$3.12	$(0.91)	$(0.02)	$4.05

(*) Relates to costs incurred by the Company in connection with the previously terminated Capri Acquisition and the divestiture of the Stuart Weitzman Business.
(**) Relates to organizational efficiency costs, primarily related to severance costs and technology costs.

Schedule 5:  Condensed Consolidated Balance Sheets
TAPESTRY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
At March 28, 2026 and June 28, 2025
(in millions)
	(unaudited)	(audited)
	March 28, 2026	June 28, 2025
ASSETS
Cash, cash equivalents and short-term investments	$1,068.6	$1,119.6
Receivables	305.0	239.3
Inventories	843.9	860.7
Other current assets	499.8	509.6
Assets held for sale	—	176.4
Total current assets	2,717.3	2,905.6
Property and equipment, net	492.7	489.5
Operating lease right-of-use assets	1,384.8	1,331.0
Other assets	1,871.9	1,854.4
Total assets	$6,466.7	$6,580.5
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$499.7	$456.1
Accrued liabilities	666.0	736.9
Current portion of operating lease liabilities	310.3	299.0
Current debt	—	16.7
Liabilities held for sale	—	48.2
Total current liabilities	1,476.0	1,556.9
Long-term debt	2,377.1	2,377.9
Long-term operating lease liabilities	1,235.8	1,205.6
Other liabilities	695.4	582.3
Stockholders' equity	682.4	857.8
Total liabilities and stockholders' equity	$6,466.7	$6,580.5

Schedule 6:  Condensed Consolidated Statement of Cash Flows
TAPESTRY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Nine Months Ended March 28, 2026 and March 29, 2025
(in millions)
	(unaudited)	(unaudited)
	March 28, 2026	March 29, 2025
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net income (loss)	$1,179.9	$700.3
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	115.6	119.8
Loss on extinguishment of debt	—	120.1
Amortization of cloud computing arrangements	43.0	43.6
Other non-cash items	160.0	48.6
Changes in operating assets and liabilities	(42.2)	(262.6)
Net cash provided by (used in) operating activities	1,456.3	769.8

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES
Purchases of property and equipment	(112.8)	(87.4)
Purchases of investments	(9.3)	(1,886.1)
Proceeds from sale of business, net of cash divested	109.1	—
Other items	2.6	2,921.7
Net cash provided by (used in) investing activities	(10.4)	948.2

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES
Payment of dividends	(245.6)	(226.5)
Repurchase of common stock	(1,251.9)	(1,665.3)
Share repurchase not yet settled	—	(350.0)
Proceeds from issuance of debt, net of discount	—	2,248.1
Payment of debt extinguishment costs	—	(63.5)
Repayment of debt	—	(6,859.9)
Other items	12.2	108.7
Net cash provided by (used in) financing activities	(1,485.3)	(6,808.4)
Effect of exchange rate on cash and cash equivalents	(14.1)	15.4

Net increase (decrease) in cash and cash equivalents, including cash classified within assets held for sale	(53.5)	(5,075.0)
Less: net increase (decrease) in cash classified within current assets held for sale	—	(29.3)
Net increase (decrease) in cash and cash equivalents	(53.5)	(5,104.3)

Cash and cash equivalents at beginning of period	$1,100.0	$6,142.0
Cash and cash equivalents at end of period	$1,046.5	$1,037.7

Schedule 7:  Adjusted Free Cash Flow GAAP to Non-GAAP Reconciliation
TAPESTRY, INC.
ADJUSTED FREE CASH FLOW
GAAP TO NON-GAAP RECONCILIATION
For the Quarter and Nine Months Ended March 28, 2026 and March 29, 2025
(in millions)
(unaudited)
	Quarter Ended		Nine Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Net cash provided by (used in) operating activities (GAAP)	$262.6	$144.3	$1,456.3	$769.8
Purchases of property and equipment	(36.8)	(30.9)	(112.8)	(87.4)
Items affecting comparability - Acquisition and Divestiture Costs	(0.8)	2.3	12.8	151.3
Items affecting comparability - Organizational Efficiency Costs	3.0	4.3	12.9	4.3
Changes in operating assets and liabilities of items affecting comparability
Accrued liabilities	0.5	(1.7)	1.9	97.6
Other assets	—	—	—	(11.9)
Accounts payable	—	(0.7)	—	6.4
Adjusted Free Cash Flow (Non-GAAP)	$228.5	$117.6	$1,371.1	$930.1

Adjusted Free Cash Flow is calculated by taking Net cash provided by (used in) operating activities less Purchases of property and equipment, plus Items affecting comparability of Acquisition and Divestiture Costs and Organizational Efficiency Costs, to the extent they were cash in nature and recorded through SG&A, and Changes in operating assets and liabilities of items affecting comparability.

Schedule 8: Adjusted EBITDA and Leverage Ratio GAAP to Non-GAAP Reconciliation
TAPESTRY, INC.
ADJUSTED EBITDA for the Trailing Twelve Months ("TTM") ended on March 28, 2026, and LEVERAGE RATIO as of March 28, 2026
GAAP TO NON-GAAP RECONCILIATION
(in millions)
(unaudited)
	Quarter Ended				TTM
	June 28, 2025	September 27, 2025	December 27, 2025	March 28, 2026	March 28, 2026
Net Income (Loss) - (GAAP)	$(517.1)	$274.8	$561.3	$343.8	$662.8
Adjusted for:
Interest expense, net	14.8	12.8	17.4	13.1	58.1
Provision for income taxes	(76.9)	43.9	135.8	72.2	175.0
Depreciation and amortization	43.1	37.2	39.0	39.4	158.7
Cloud computing amortization	18.4	14.4	14.1	14.5	61.4
Share-based compensation expense	22.2	22.4	29.0	27.6	101.2
Items affecting comparability - Acquisition and Divestiture Costs	5.1	14.7	(0.8)	(3.0)	16.0
Items affecting comparability - Organizational Efficiency Costs	12.2	11.0	4.2	5.6	33.0
Items affecting comparability - Impairment	854.8	—	—	—	854.8
Adjusted EBITDA (NON-GAAP) (*)	$376.6	$431.2	$800.0	$513.2	$2,121.0

Total Debt (**) as of March 28, 2026					$2,377.1
Leverage Ratio (***) as of March 28, 2026					1.1

(*) Adjusted EBITDA is calculated as Net Income (Loss), excluding, Interest expense, net; Provision for income taxes; Depreciation and amortization; Cloud computing amortization; Share-based compensation; Items affecting comparability including Acquisition and Divestiture Costs, Organizational Efficiency Costs and Impairment
(**) Total Debt Includes Current debt and Long-term debt as of March 28, 2026
(***) Leverage Ratio is calculated as Total Debt as of March 28, 2026 divided by Adjusted EBITDA for the trailing twelve months ended March 28, 2026

Schedule 9: Store Count by Brand
TAPESTRY, INC.
STORE COUNT
At December 27, 2025 and March 28, 2026
(unaudited)
	As of			As of
Directly-Operated Store Count:	December 27, 2025	Openings	(Closures)	March 28, 2026
Coach
North America	330	4	(4)	330
International	619	8	(2)	625

Kate Spade
North America	188	—	(8)	180
International	165	—	(10)	155

TAPESTRY, INC.
STORE COUNT
At June 28, 2025 and March 28, 2026
(unaudited)
	As of			As of
Directly-Operated Store Count:	June 28, 2025	Openings	(Closures)	March 28, 2026
Coach
North America	324	12	(6)	330
International	607	31	(13)	625

Kate Spade
North America	189	—	(9)	180
International	171	5	(21)	155